For Immediate Release

Investor Contact:
Inspire Pharmaceuticals, Inc.
Jenny Kobin
VP, Investor Relations and Corporate Communications
(919) 941-9777, Extension 219

Media Contact:
BMC Communications
Dan Budwick
(212) 477-9007, Extension 14

INSPIRE ANNOUNCES FDA APPROVAL OF AZASITE™
- New Product Provides Convenient Treatment for Bacterial Conjunctivitis -
- Conference Call Scheduled for Monday, April 30, 2007 at 9:00 AM ET -

DURHAM, NC - April 27, 2007 - Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) announced today that the U.S. Food and Drug Administration (FDA) has approved AzaSite™ (azithromycin ophthalmic solution) 1% for the treatment of bacterial conjunctivitis. Inspire anticipates launching AzaSite in the latter part of the third quarter of 2007 and expects to generate $30 - $45 million in sales in the 2008 calendar year based on current manufacturing and commercial plans.

AzaSite will offer patients a reduced dosing regimen compared to other currently available products for bacterial conjunctivitis. The recommended dosing regimen for AzaSite is one drop twice-a-day for two days, followed by one drop once-a-day for the next five days, for a total of nine drops in the affected eye.

In two Phase 3 clinical studies, AzaSite met the primary efficacy endpoint of clinical resolution in patients with confirmed bacterial conjunctivitis. Clinical resolution was defined as the absence of ocular discharge, bulbar conjunctival injection, and palpebral conjunctival injection. The most common adverse event in patients receiving AzaSite was eye irritation, which occurred in 1-2% of patients.

Inspire acquired exclusive rights to commercialize AzaSite for ocular infections in the United States and Canada from InSite Vision Incorporated in February 2007. AzaSite is azithromycin ophthalmic solution formulated in DuraSite®, a novel ocular drug delivery system developed by InSite Vision. The product has patent coverage until 2019. Inspire will provide revised 2007 financial guidance in its first quarter 2007 financial results release on May 9th, incorporating estimated changes in 2007 revenues and expenses based on the upcoming AzaSite launch.

Terrence P. O'Brien, M.D., Professor of Ophthalmology and Charlotte Breyer Rodgers Distinguished Chair in Ophthalmology, Bascom Palmer Eye Institute of the University of Miami, commented, "AzaSite is a significant new ophthalmic product for the treatment of bacterial conjunctivitis. This unique formulation of the well-known, broad-spectrum antibiotic azithromycin results in a convenient topical dosing regimen, requiring less than half the number of drops for effective treatment compared to currently available products. These attributes are particularly important when treating young children and busy adults."

Christy L. Shaffer, Ph.D., President and CEO of Inspire, stated, "This is a very exciting time for Inspire as we build on our expertise in ophthalmology with the anticipated commercial launch of AzaSite. To take advantage of this opportunity, we are expanding our existing sales force to a total of 98 representatives who will call on targeted specialists and select pediatricians and primary care providers. This expansion will also help position us for potential future launches of products in our pipeline."

Inspire will discuss this announcement during a conference call scheduled for 9:00 a.m. ET on April 30, 2007. To access the conference call, U.S. participants may call (888) 243-6208 and international participants may call (973) 582-2869. The conference ID number is 8745321. A live webcast and replay of the call will be available on Inspire's website at www.inspirepharm.com. A telephone replay of the conference call will be available until May 14, 2007. To access this replay, U.S. participants may call (877) 519-4471 and international participants may call (973) 341-3080. The conference ID number is 8745321.

Important Safety Information

AzaSite™ (azithromycin ophthalmic solution) 1% is indicated for the treatment of bacterial conjunctivitis caused by the following organisms: CDC coryneform group G, Staphylococcus aureus, Streptococcus mitis group, Streptococcus pneumoniae, and Haemophilus influenzae. The recommended dosing regimen for the product is one drop twice-a-day for two days, followed by one drop once-a-day for the next five days, for a total of nine drops per affected eye. AzaSite should not be injected subconjunctivally or introduced directly into the anterior chamber of the eye or otherwise administered systemically. In clinical trials, the most common adverse event in patients receiving AzaSite was eye irritation, which occurred in 1-2% of patients.

About Azithromycin

Azithromycin is a semi-synthetic antibiotic that is derived from erythromycin and has been available in an oral form under the trade name Zithromax® by Pfizer Inc. since 1992. Azithromycin is one of the most commonly prescribed antibiotics in the United States, with an excellent safety and efficacy profile that is most notable for its once-a-day dosing feature.

About Bacterial Conjunctivitis

Bacterial conjunctivitis is a common ocular surface microbial infection characterized by inflammation of the conjunctivae, which are the mucous membranes covering the whites of the eyes and the inner side of the eyelids. The infection, which is common in children, may be contagious and generally accompanied by irritation, itching, foreign body sensation, watering, mucus discharge and redness. The most common bacterial species associated with acute conjunctivitis are Haemophilus influenzae, Streptococcus pnuemoniae, and Staphylococcus species.

About Inspire

Inspire is a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential and unmet medical needs. Inspire employs a U.S. sales force for the promotion of AzaSite™ (azithromycin ophthalmic solution) 1% for bacterial conjunctivitis, Elestat® (epinastine HCl ophthalmic solution) 0.05% for allergic conjunctivitis and Restasis® (cyclosporine ophthalmic emulsion) 0.05% for dry eye. Inspire is focused on the therapeutic areas of ophthalmology and respiratory/allergy, and is developing products for dry eye, cystic fibrosis, allergic rhinitis and glaucoma. Elestat and Restasis are trademarks owned by Allergan, Inc. AzaSite and DuraSite® are trademarks owned by InSite Vision Incorporated. For more information, visit www.inspirepharm.com.

Forward-Looking Statements

The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Specifically, the timing of the AzaSite product launch, the amount of AzaSite sales in 2008, the timing and scope of an expansion to Inspire's sales and marketing force, the timing of revised 2007 financial guidance and the impact of estimated changes in 2007 revenues and expenses to such guidance, the nature of the target physician group for the product, Inspire's expectations regarding the impact of any sales force enhancement on its ability to co-promote existing products and position the Company for future potential launches of product candidates and the duration and effectiveness of AzaSite patent coverage, are forward-looking statements involving risks and uncertainties. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, adverse developments in ongoing trials, successful manufacture of any approved product, Inspire's ability to launch any product, adverse litigation developments, adverse developments in the U.S. Securities and Exchange Commission (SEC) investigation, competitive products, results and timing of clinical trials, success of marketing efforts, dependence on commercial acceptance of AzaSite, changes in the competition in the ocular infection market, general lack of experience in managed care and government contracting, the unpredictability of the duration and results of the FDA's review of regulatory submissions, changes in current and future pricing levels, changes in federal and state laws and regulations, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the FDA. With respect to the approval of AzaSite, Inspire will be subject to various regulatory requirements, including requirements relating to pricing, managed care, reimbursement, rebates, adverse event reporting and manufacturing, that have not previously been applicable to Inspire and with which Inspire has limited experience. In addition, Inspire will be responsible for various matters relating to AzaSite that Inspire has not previously needed to undertake, including manufacturing, supply, labeling and distribution. Inspire will need to create appropriate infrastructure and hire appropriate personnel to meet these regulatory and business requirements. Inspire expects to market the product to primary care physicians, which Inspire has not previously done. There is significant competition amongst biotechnology and pharmaceutical companies for the time and attention of primary care physicians. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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